                               SEVERANCE AGREEMENT
                                       AND
                        RELEASE AND WAIVER OF ALL CLAIMS

      This Severance Agreement and Release and Waiver of All Claims ("Agreement") is made by and between, and shall inure to the benefit of and be binding upon, the following parties; RONALD J. SEIFFERT, hereinafter referred to, together with his heirs, estate, executors, administrators, successors, assigns and other personal representatives, as MR. SEIFFERT; and

      HUNTINGTON BANCSHARES INCORPORATED, together with its subsidiary organizations, is hereinafter referred to as "HUNTINGTON," except as noted in paragraph 5 hereof.

      In consideration of the mutual provisions and promises of this Agreement, MR. SEIFFERT and HUNTINGTON agree as follows:

      1. LAST DAY OF EMPLOYMENT. HUNTINGTON and MR. SEIFFERT mutually agree that MR. SEIFFERT will resign voluntarily from his current position and titles with HUNTINGTON effective March 31, 2002. MR. SEIFFERT will remain employed with HUNTINGTON, will remain on HUNTINGTON's payroll, and will be permitted to continue to participate in certain of HUNTINGTON's employee benefit plans through September 30, 2002 (the "Period"). MR. SEIFFERT's continued employment during the Period will be subject to all of the terms of this Agreement, including the following:

            A. At the close of business on September 30, 2002, MR. SEIFFERT's employment with HUNTINGTON will terminate, unless such employment is terminated earlier by MR. SEIFFERT or HUNTINGTON pursuant to the terms set forth below in this Agreement.

            B. During the Period, MR. SEIFFERT will proactively support the leadership of HUNTINGTON among the community, employees, directors, and shareholders and will provide services to HUNTINGTON as HUNTINGTON requests from time-to-time, although MR. SEIFFERT will have resigned any directorship and as an executive officer of HUNTINGTON effective March 31, 2002. During the Period, except when and as requested by HUNTINGTON pursuant to paragraph 10 of this Agreement, MR. SEIFFERT will not be providing any other employment-related or other services to or on behalf of HUNTINGTON.

            C. During the Period, HUNTINGTON agrees to maintain MR. SEIFFERT on HUNTINGTON's payroll at his current base salary of $395,000 and to continue to provide him with the employee benefits listed in Exhibit A, at the levels then in effect on March 31, 2002 or as HUNTINGTON may amend its benefit plan levels thereafter from time-to-time pursuant to the terms of those benefit plans and HUNTINGTON's standard payroll and benefit practices. Such base salary and benefits will be paid less applicable and required tax withholdings, deductions, and co-pay requirements. HUNTINGTON and MR. SEIFFERT agree that during the Period MR. SEIFFERT will have used and will not be entitled to accrue or receive any monies for any vacation, sick days and/or personal days; nor will he be entitled to participate in or receive any monies under any of HUNTINGTON's employee benefit plans, incentive compensation plans, or under any executive agreements, practices, or programs, including any Executive "Change in Control" Agreement entered into between MR. SEIFFERT and HUNTINGTON, that are not specifically listed in Exhibit A; nor will he be entitled to any expense reimbursement during the Period except as provided in paragraph 10.

            D. In exchange for the additional severance benefits being offered to him under this Agreement, during the Period MR. SEIFFERT further agrees not to post or apply for any open positions within HUNTINGTON, and he expressly relinquishes and waives any such right to do so under any HUNTINGTON policy, program or practice.

      2. Termination from Employment During the Period.

            A. By MR. SEIFFERT.

      HUNTINGTON and MR. SEIFFERT further understand and agree that pursuant to the terms of this paragraph and upon written notice delivered to HUNTINGTON's Chairman or General Counsel's office, MR. SEIFFERT may, at any time during the Period, terminate the Period and remove himself from employment and HUNTINGTON's payroll and benefit plans.

      MR. SEIFFERT agrees that under this paragraph 2.A., he is obligated to notify HUNTINGTON's Chairman or General Counsel's office in writing if he desires to terminate the Period for personal reasons or because he has secured and plans to begin any paid employment, consultancy or independent contractor relationship other than his paid employment with HUNTINGTON; provided, however, that MR. SEIFFERT is not obligated to terminate the Period merely because he has secured but has not started any such other paid employment, consulting, or independent contractor relationship during the Period. If MR. SEIFFERT elects to terminate the Period, MR. SEIFFERT must include with such notice the date he desires to terminate the Period, the reason, and, if applicable: (1) the identity of any such employment, consultancy or independent contractor relationship, and (2) the first date on which he will start receiving compensation from any such employment, consultancy or independent contractor relationship. Assuming such paid employment, consultancy or independent contractor relationship does not violate MR. SEIFFERT's non-competition obligation under paragraph 7 of this Agreement, and provided MR. SEIFFERT is otherwise in compliance with this paragraph and the other terms of this Agreement, in addition to the other severance benefits to which MR. SEIFFERT may be entitled to under Exhibit A, HUNTINGTON agrees to pay MR. SEIFFERT the equivalent of any unpaid base salary remaining for the period between the date of the termination of the Period and September 30, 2002. Such payment will be minus applicable withholdings and deductions and will he calculated from an annualized base salary rate of $395,000. Such payment will be paid within thirty days of the termination date of the Period.

            B. By HUNTINGTON.

      At any time during the Period, upon written notice delivered to MR. SEIFFERT, HUNTINGTON may remove MR. SEIFFERT from employment and HUNTINGTON's payroll and benefit plans, as well as cease any payments, services, and other considerations set forth in

Exhibit A that have not yet been paid or provided to MR. SEIFFERT, if: (1) MR. SEIFFERT starts performing any remunerated employment or consulting services, whether as an employee, consultant, or independent contractor, for any person or entity oilier than HUNTINGTON without first having notified HUNTINGTON and terminated the Period pursuant to 2.A. above; (2) HUNTINGTON has clear and convincing evidence that before or after March 31, 2002, MR. SEIFFERT engaged in any acts of fraud, dishonesty or intentional wrongdoing materially adverse to HUNTINGTON; misappropriated or embezzled any monies from HUNTINGTON; engaged in criminal conduct involving HUNTINGTON; or filed any lawsuit or other legal, equitable or administrative action against HUNTINGTON, except (i) any claim solely for benefits that arises under the Employee Retirement Income Security Act ("ERISA"); or (ii) an arbitration claim to enforce his rights set forth in this Agreement; or (3) MR. SEIFFERT breaches any obligation under paragraphs 1, 2, 4, 5, 6, 7, 8, 9, 10, 11 or 13 of this Agreement. HUNTINGTON agrees that before terminating and removing MR. SEIFFERT from its payroll or exercising its other rights under this paragraph 2 due to a breach by MR. SEIFFERT of paragraph 2.B., HUNTINGTON will first provide MR. SEIFFERT with five business days notice and an opportunity to explain and resolve the breach to HUNTINGTON's satisfaction.

      3. Severance. Based on MR. SEIFFERT's performance and years of service, and subject to the terms of this Agreement, in addition to any payment that may be made under paragraph 2.A. above, HUNTINGTON agrees to provide MR. SEIFFERT with the severance benefits as set forth in Exhibit A to this Agreement, the terms of which are incorporated in their entirety into this Agreement.

      4. Timing of Consideration. Provided MR. SEIFFERT has adhered to his obligations under this Agreement and did not exercise his right to revoke his acceptance of this Agreement during its seven-day "revocation period," HUNTINGTON agrees to provide MR. SEIFFERT with the severance benefits listed in Exhibit A within the time periods specified in Exhibit A.

      5 Releases, Waivers and Covenants Not to Sue. In consideration of the benefits provided above, the adequacy and sufficiency of which MR. SEIFFERT hereby expressly acknowledges, MR. SEIFFERT, as defined in this Agreement, hereby RELEASES, WAIVES AND FOREVER DISCHARGES HUNTINGTON, as defined below, of and from any and every action, cause of action, complaint, claim, demand, administrative charge, legal right, compensation, obligation, damages (including exemplary or punitive damages), benefits (except as set forth herein), liability, cost and/or expense (including attorney's fees), that he has, may have, or may be entitled to against HUNTINGTON, whether legal, equitable or administrative, whether known or unknown, which arise directly or indirectly out of, or are related in any way to, MR. SEIFFERT's employment with and termination from HUNTINGTON, and agrees and covenants not to bring any claim, suit or other action against HUNTINGTON for any other reason, act, or omission, specified or unspecified, occurring or arising prior to the effective date of this Agreement, except that this Release, Waiver and Covenant Not to Sue does not apply to any claim arising before or after the effective date of this Agreement which pertains or relates to accrued but unpaid salary since the date of the last paycheck that was paid to MR. SEIFFERT before the effective date of this Agreement; any expense reimbursements consistent with HUNTINGTON's policies that MR. SEIFFERT incurred after March 25, 2002, and before April

1, 2002, and a pending expense reimbursement request for estate planning services; any claim solely for benefits MR. SEIFFERT may have under HUNTINGTON's employee benefit plans, including without limitation, group health, pension, or 401(k) plan, or SRIP; or to any claims MR. SEIFFERT may file for workers' compensation. In exchange for MR. SEIFFERT's promises set forth in this Agreement, HUNTINGTON hereby RELEASES, WAIVES AND FOREVER DISCHARGES MR. SEIFFERT, as defined in this Agreement, of and from any and every legal, equitable and administrative claim, action, cause of action, complaint, demand, charge, legal right, compensation, obligation, damages (including exemplary or punitive damages), benefits (except as set forth herein), liability, cost and/or expense (including attorney's fees), that it has, may have, or may be entitled to against MR. SEIFFERT, and agrees and covenants not to bring any such claim, suit or other action against MR. SEIFFERT, based on acts or omissions of MR. SEIFFERT's which occurred prior to the effective date of this Agreement and while he was acting within the scope of his employment and with authority from HUNTINGTON. HUNTINGTON and MR. SEIFFERT further agree that HUNTINGTON does not release, waive or discharge MR. SEIFFERT from any legal, equitable or administrative claim or action: (1) based on any obligation or debt he has as a customer of HUNTINGTON; (2) based on any personal banking or other personal financial services relationship he has with HUNTINGTON; (3) based on any act of his of fraud, dishonesty, embezzlement, intentional wrongdoing or criminal conduct involving HUNTINGTON; or (4) from any claims or action that federal or state law prohibit HUNTINGTON from releasing, waiving and discharging MR. SEIFFERT from. HUNTINGTON further agrees, to the fullest extent permitted by its Articles of Association, Bylaws, and federal and state law, including the laws of the State of Maryland, to indemnify MR. SEIFFERT if any claim or action is brought against him personally relating to or arising out of any acts or omissions of MR. SEIFFERT's which occurred while he was acting within the scope of his employment with and authority from HUNTINGTON. Solely for purposes of this paragraph 5, "HUNTINGTON" means HUNTINGTON BANCSHARES INCORPORATED, together with all its past, present and future assigns, successors, affiliates, parent and subsidiary organizations, divisions, and corporations, and including all past, present and future officers, directors, shareholders, employees, and agents of the same, as well as their heirs, executors, administrators, successors, assigns and other personal representatives, individually and in their respective corporate capacities.

      6. Knowledge of Rights. MR. SEIFFERT acknowledges that he is aware of his rights under federal, state and local statutory and common law, including those relating to discrimination, and understands that the consideration being paid to him herein is expressly conditioned on him waiving all claims relating, directly or indirectly, to his employment with and termination from HUNTINGTON, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, and any and all contract, tort, and common law claims.

      7. Non-Disclosure, Non-Solicitation, Non-Recruitment and Non-Competition. HUNTINGTON and MR. SEIFFERT agree that their May 24, 2000, Stock Option Grant Agreement (attached as "Exhibit B"), including its provisions on non-disclosure of Confidential Information, non-solicitation, and non-recruitment (contained in (a)(i), (ii), (b), (c) and (d)), is incorporated in its entirety into this Agreement and shall remain in full force and effect during the Period and after the Period ends, including during the twelve-month post-termination Business Protection Period in (a)(i), (ii), (b), and (c) of Exhibit B. HUNTINGTON and MR. SEIFFERT further agree that the end of MR. SEIFFERT's continued employment Period, whether it ends voluntarily or involuntarily, will not constitute a reduction-in-force under Exhibit B. MR. SEIFFERT represents and warrants that on or before March 31, 2002, he will have returned to HUNTINGTON all documentation, computer discs, or other property which contain or reflect any Confidential Information as defined in Exhibit B.

      HUNTINGTON and MR. SEIFFERT further agree that in exchange for the severance benefits and other consideration provided to him under this Agreement, MR. SEIFFERT agrees that he will not compete against HUNTINGTON in commercial banking, as an owner, director, officer, employee, or paid or unpaid contractor, consultant, or volunteer of any financial institution or other business entity that competes directly or indirectly with HUNTINGTON in Ohio. HUNTINGTON and MR. SEIFFERT agree that the duration of this non-competition restriction will be throughout the Period and for the six-month period after the termination of the Period, whether such termination occurs voluntarily or involuntarily. HUNTINGTON and MR. SEIFFERT agree that if, during the Period and the six-month period thereafter, MR. SEIFFERT receives an offer of employment or another business relationship that would result in MR. SEIFFERT's violation of his non-compete obligation, MR. SEIFFERT, prior to accepting any such other and without prejudice to any of his rights under this Agreement, may ask HUNTINGTON's Chairman or General Counsel whether HUNTINGTON, in its discretion, will consent to such employment or other business relationship as an exception to this non-compete obligation. To be effective, any such consent must be expressed in writing and signed by HUNTINGTON's Chairman. HUNTINGTON and MR. SEIFFERT further agree that ownership of not more than 2% of the stock of a financial institution or other business entity that competes directly or indirectly with HUNTINGTON will not violate this non-competition obligation. HUNTINGTON and MR. SEIFFERT further acknowledge and agree that this non-competition restriction is reasonable in scope and duration, and appropriate and necessary to protect HUNTINGTON's legitimate business interests and confidential business information.

      8. No Re-Employment. MR. SEIFFERT agrees that he will not at any time seek reemployment or a new position with HUNTINGTON, covenants not to bring any suit or claim against HUNTINGTON should he seek and be denied employment or any new position, and agrees that this Agreement shall act as a complete bar to any claim based upon denial of employment or any new position. In the event, however, that MR. SEIFFERT is employed by a financial institution or other business entity that purchases or acquires HUNTINGTON, or seeks employment with and is hired by a financial institution or other business entity that has purchased or acquired HUNTINGTON, this provision will not apply.

      9. Non-Admission of Liability and Non-Disparagement. MR. SEIFFERT and HUNTINGTON agree that nothing in or related to this Agreement and/or related to MR SEIFFERT's employment or termination from employment constitutes an admission by HUNTINGTON or MR. SEIFFERT of any violation of any federal, state or local law. HUNTINGTON and MR. SEIFFERT further agree not to make or publish to any third party any false or disparaging statements about the other. HUNTINGTON and MR. SEIFFERT agree that only violations of this non-disparagement provision committed by its current Chairman and Vice

Chairmen while still employed with HUNTINGTON can constitute a violation by HUNTINGTON of this non-disparagement obligation.

      10. Cooperation Agreement. As a condition of remaining employed with HUNTINGTON during the Period, and of receiving the additional severance benefits specified in Exhibit A, MR. SEIFFERT agrees that during the Period he will comply with any requests from HUNTINGTON as HUNTINGTON's Chairman or Vice Chairman may make of him from time-to-time to work on HUNTINGTON business and/or litigation matters during normal business hours. MR. SEIFFERT further agrees that after the Period terminates, if requested by HUNTINGTON he will make himself reasonably available to consult with HUNTINGTON on business or litigation concerning matters in which he was involved while a HUNTINGTON employee. For any requests made of MR. SEIFFERT under this paragraph, HUNTINGTON agrees to reimburse MR. SEIFFERT for any travel, lodging, long distance phone charges, copying charges, fax charges and meal expenses that MR. SEIFFERT may reasonably incur in providing such consultation, provided HUNTINGTON has pre-approved such expenses in advance. For any such requests of MR. SEIFFERT made after the Period terminates, and except in connection with any federal or state court litigation, arbitration, or administrative proceeding where he is a named party, HUNTINGTON further agrees to pay MR. SEIFFERT One Hundred Forty Dollars ($140.00) per hour on a pro rata hourly basis for any pre-approved time he incurs per a request by HUNTINGTON pursuant to this paragraph.

      11. MR. SEIFFERT's Responsibility far Tax and Social Security Liability. MR. SEIFFERT acknowledges and agrees that, except as provided in this Agreement, he is responsible for any and all of his own federal, state and local tax, FICA and/or social security liabilities and consequences which may result from his receipt of the additional severance benefits referenced in Exhibit A, and agrees to hold harmless and indemnify HUNTINGTON against any and all such liabilities or resulting consequences, including assessments, judgments, fines, interests, penalties, costs and reasonable attorney's fees. MR. SEIFFERT further agrees that HUNTINGTON shall not be required to pay any further sums to him for any reason even if the tax and/or social security liabilities and resulting consequences to him are ultimately assessed in a fashion which MR. SEIFFERT does not presently anticipate.

      12. Consultation with Counsel. MR. SEIFFERT and HUNTINGTON agree and acknowledge that MR. SEIFFERT has been advised in writing to consult legal counsel concerning the terms of this Agreement prior to executing it, that he has been given up to twenty-one (21) days within which to consider the terms of this Agreement, that pursuant to the Older Workers Benefits Protection Act of 1990, MR. SEIFFERT has seven (7) days following the execution of this Agreement to revoke his acceptance of the Agreement, and that the Agreement shall not become effective or enforceable until the revocation period has expired. MR. SEIFFERT and HUNTINGTON further agree that they have been given the opportunity to fully discuss the terms of this Agreement with their respective attorneys, that this agreement is written in a manner that they both understood, and that they have had the opportunity to fully review with their attorneys the legal claims and rights which are being released and the obligations of each party under this Agreement. Based upon that review and discussion with counsel, MR. SEIFFERT and HUNTINGTON acknowledge that they fully and completely understand and accept the terms of this agreement and enter into it freely, voluntarily and of their own free will.

      13. Breach. MR. SEIFFERT and HUNTINGTON agree and acknowledge that this Agreement may be used as evidence in any subsequent proceeding in which either party alleges a breach of this Agreement or asserts claims inconsistent with its terms. MR. SEIFFERT and HUNTINGTON further agree that all future disputes they may have concerning their obligations under this Agreement will be submitted to binding arbitration, including any disputes over the enforcement of the terms of this Agreement, excepting only potential claims relating to payment of vested benefits from any HUNTINGTON benefit plan or a request for equitable relief from a court of competent jurisdiction to enjoin an ongoing violation of this Agreement and to preserve the status quo pending the arbitration proceedings required under this provision. If either party contends that they have a claim of any kind against the other, or that any provisions of this Agreement are not being complied with, written notice of alleged non-compliance shall be given to the other party within thirty (30) calendar days of notice of the alleged dispute or noncompliance. Such notice must be either hand delivered or sent by certified mail to the party's last known address on or before the 30th day. The party receiving such notice shall have five (5) business days from receipt of such written notice to resolve the alleged dispute(s) or noncompliance through mutual efforts of conciliation. The parties may mutually agree in writing upon additional time to endeavor to resolve the alleged dispute(s) or non-compliance. In the event the parties are unable to conciliate the dispute(s) or non-compliance within the five (5) business days mentioned above (or within the additional period of time to which the parties may have mutually agreed), at the conclusion of the five-day business period the parties agree to submit the dispute(s) or issue(s) of non-compliance to binding arbitration, upon the request of either party if made within sixty (60) calendar days starting with the day after the five-day period ends. The binding arbitration shall be administered by the American Arbitration Association ("AAA") under its Employment Dispute Resolution Arbitration Rules. The arbitration shall take place in Columbus, Ohio. The arbitrator's award shall be accepted as final and binding upon the parties. The entire arbitration proceeding and any award or decision relating thereto shall be kept completely confidential by AAA, the arbitrator, the parties and any non-party witnesses. In the event of arbitration instituted under this Agreement, MR. SEIFFERT and HUNTINGTON each shall be responsible for half of the full payment of the arbitrator's fee, as well as the expenses of the arbitration, excluding their own costs and attorney's fees, for which each party shall remain solely responsible. However, the arbitrator has the power to award all or a portion of costs and attorneys' fees to a prevailing party, or to the other party if the arbitrator determines that a party has made a frivolous claim or defense, where the arbitrator decides that such an award is just. In any arbitration instituted under this Agreement, the arbitrator shall have the authority to render a decision in accordance with applicable state and/or federal law and to award any and all appropriate damages including the forfeiture of any monies already paid pursuant to this Agreement, and any other legal or equitable relief, including restitution of the arbitrator's fee to the prevailing party. This agreement to arbitrate may be compelled under the Federal Arbitration Act.

      14. Entire Agreement. MR. SEIFFERT and HUNTINGTON agree and acknowledge that this Agreement, together with Exhibits A and B, contain and comprise the entire agreement and understanding between the parties and that no other representation, promise, covenant or agreement of any kind whatsoever has been made to cause either party to execute this Agreement. The parties further agree and acknowledge that the terms of this

Agreement are contractual, and not a mere recital, and the parties intend this Agreement to be a substituted contract, not an executory accord. The parties also agree that the terms of this Agreement shall not be amended or changed except in writing and signed by MR. SEIFFERT and a duly-authorized agent of HUNTINGTON. The parties to this Agreement further agree that this Agreement shall be binding on and inure to the benefit of RONALD J. SEIFFERT and HUNTINGTON BANCSHARES INCORPORATED as defined and described in paragraph 5 of this Agreement.

      15. Effective Date. The effective date of this Agreement shall be the eighth day following the date on which MR. SEIFFERT executes this Agreement, unless he revokes his acceptance in accordance with the seven-day revocation period set forth above in this Agreement.

      THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THE FOREGOING SEVERANCE AGREEMENT AND RELEASE AND WAIVFR OF ALL CLAIMS, FULLY UNDERSTAND IT AND HAVE VOLUNTARILY SIGNED THIS AGREEMENT ON THE DATE INDICATED, SIGNIFYING THEREBY THEIR ASSENT TO, AND WILLINGNESS TO BE BOUND BY, ITS TERMS:


    3-27-02                                  /s/ Ronald J. Seiffert
    -------                                  ----------------------
    Date                                     RONALD J. SEIFFERT

    STATE OF OHIO               )
                                ) ss:
    COUNTY OF FRANKLIN          )

      Before me, a Notary Public in and for said County and State, personally appeared the above-named RONALD J. SEIFFERT, who acknowledged that he did sign the foregoing instrument, and that the same is his free act and deed.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Franklin County, Ohio, this 27th day of March, 2002.


                                             /s/ Joyce P. Whitefield
                                             -----------------------
                                             NOTARY PUBLIC

         JOYCE P. WHITEFIELD
    NOTARY PUBLIC, STATE OF OHIO
   MY COMMISSION EXPIRES 10-18-05

                                       HUNTINGTON BANCSHARES
                                       INCORPORATED

    Date: 3/28/02                      By: /s/ Thomas E. Hoaglin
    -------------                      -------------------------
                                       Title: Chairman and CEO

    STATE OF OHIO               )
                                ) ss:
    COUNTY OF FRANKLIN          )

      Before me, a Notary Public in and for said County and State, personally appeared the above-named Huntington Bancshares Incorporated through Thomas E. Hoaglin, its Chairman, who acknowledged that he has full authority to bind and did sign the foregoing instrument for and on behalf of Huntington Bancshares Incorporated, and that the same is the free act and deed of Huntington Bancshares Incorporated, and the free act and deed of him as its agent.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Franklin County, Ohio, this 28 day of March, 2002.


                                      /s/ T. Renee Miller
                                      -------------------
                                      NOTARY PUBLIC

[SEAL]          T. RENEE MILLER
          Notary Public, State of Ohio
         My Commission Expires 03-18-04

                                   Exhibit A

1.    During the Period.

      A. During the Period, and provided he is in compliance with his obligations under the Agreement, MR. SEIFFERT ("Executive") will be entitled to:

            1) base salary at his current rate of pay, paid out bi-weekly pursuant to Huntington's normal payroll cycle

            2) continued health and dental insurance coverage at his current employee rates

            3)    continued Pension Plan benefit

            4)    continued SRIP benefit

            5)    exercise stock options

            6) continued participation in Huntington Investment and Tax Savings Plan ("HIP"), and Huntington Supplemental Stock Purchase Plan, including eligibility for company matching contributions in accordance with the terms of the plans

            7)    continued life insurance coverage at group rates

            8)    continued disability insurance coverage at group rates

2.    Additional Severance Benefits.

      A. Provided Executive did not exercise his right to revoke his acceptance of the Agreement and is in compliance with his obligations under the Agreement, Huntington agrees to:

            1) Pay Executive two years of base salary ($790,000), minus applicable withholdings and deductions, to be paid in a lump sum within thirty days of the effective (date of the Agreement.

            2) Allow continued vesting and Executive's right to exercise vested stock options during the Period. Options vesting as of May 17, 2002 (55,000 shares) and May 16, 2002 (23,333 shares)
                  may be exercised at any time during the Period in accordance with the terms of HUNTINGTON's stock option plan, up to the close of business on the last business day of the Period.

            3) Pay Executive a pro-rata payout of LTIP bonus (2000-2002 cycle) for 2000, 2001, and through the effective date of March 31, 2002 at the target payout of 50% of base salary, to be paid in a lump-sum, minus applicable withholdings and deductions, within thirty days of the effective date of the Agreement.

            4) Pay Executive a 2002 "MIP-like" payout at the target of 60% on a pro-rata basis through the effective date of March 31, 2002, to be paid in a lump-sum, minus applicable withholdings and deductions, within thirty days of the effective date of the Agreement.

            5) Fund Executive's purchase of company vehicle at book value as of March 31, 2002, on a tax neutral basis (putting Executive in the same after-tax position as if this were a nontaxable benefit).

            6) Provide Executive with executive outpatient services, or an equivalent resource or service as may be agreed to by HUNTINGTON and Executive, to commence immediately upon the effective date of the Agreement.

            7) Submit for approval a resolution of the Board of The Huntington National Bank recognizing Executive's contribution to the Board similar to resolutions that have been traditionally provided for departing board members, and to do so upon the effective date of the Agreement.

            8) Provide, upon the effective date of this Agreement, an employment reference letter signed by Tom Hoaglin that is mutually agreeable to the parties.

            9) Use its best efforts to sponsor Executive, at his expense, in seeking to obtain his NASD Series 7 license, provided such sponsorship can be accomplished in compliance with and without violating any applicable NASD or HUNTINGTON policies, procedures, or requirements pertaining to such a Section 7 sponsorship.

      B. Other: Within thirty days of the termination of the Period, and provided Executive has remained in compliance with the Agreement, HUNTINGTON agrees to:

            1) Fund Executive's purchase of COBRA coverage, if Executive elects to receive COBRA coverage, by making a lump-sum payment to Executive equivalent to the difference between the full COBRA premium cost and the Executive's last HUNTINGTON employee co-pay amount on a tax neutral basis (putting Executive in the same after-tax position as if this were a nontaxable benefit).

            2) Submit for approval to the Pension Review Committee an additional 3 years of service credited to the SRIP, and to approve such additional years of service pursuant to the Committee's regularly scheduled meetings and approval process.

            3) Transfer membership in New Albany Country Club (if allowable by Club).

            4) Have Executive's final personnel record reflect a voluntary resignation.

                                                             [LOGO]
                                                           Huntington
                                                Banking. Investments. Insurance.

                         NOTICE OF GRANT OF STOCK OPTION
                               AND GRANT AGREEMENT

May 24, 2000

Ronald J. Seiffert
Vice Chairman
Huntington Bancshares Incorporated

The Compensation and Stock Option Committee of the Board of Huntington Bancshares Incorporated ("the Huntington"), at its meeting on May 17 2000, granted you an option to purchase 75,000 shares of Huntington Bancshares Incorporated stock, as described below:

         Incentive Stock Option Shares Granted                5,871
         Nonqualified Stock Option Shares Granted            69,129
         Option Price per Share                           $17.03125
         Total Value of Shares Granted                $1,277,343.75

This option award to you does not only acknowledge your personal contribution to the growth and success of our company, but the Committee was very much influenced by the performance of our company during the most recent past and expressed its desire to continue to improve the company's position relative to its peer group.

This option has been granted from the Huntington Bancshares Incorporated 1994 Stock Option Plan ("the Plan") and will vest in equal increments (with odd shares vesting first, if applicable) on each May 17 of the years 2001 through 2003. Your option to purchase will expire at midnight on May 16, 2010 or upon such earlier expiration date as provided in the Plan, and shall not be exercisable thereafter. This option is subject to all the terms, conditions and limitations of the Plan. Enclosed for your reference is a Plan Summary and an exercise form.

In exchange for receiving and accepting this award (which requires that you sign and return a copy of this Agreement):

      You acknowledge and agree that in the performance of your duties of employment with the Huntington you may be in contact with customers, potential customers and/or information about customers or potential customers of the Huntington. You also acknowledge and agree that trade secrets and confidential information of the Huntington, more fully described in paragraph (c) of this Agreement, gained by you during your employment with the Huntington, have been developed by the Huntington through substantial expenditures of time, effort and financial resources and constitute valuable and unique property of the Huntington. You further understand and agree that the foregoing makes it necessary for the protection of the Huntington's businesses that you not divert business or customers from the Huntington and that you maintain the confidentiality and integrity of the Confidential Information as hereinafter defined.

      (a) You agree that you will not, during your employment by the Huntington and for a period of one year after such employment ceases, whether voluntarily or involuntarily (the "Business Protection Period"):

            (i) solicit or take away any customers or business of the Huntington with whom you have had contact or responsibility during your employment with the Huntington, or attempt to do so, for the sale of any product or service that competes with a product or service offered by the Huntington; or

            (ii) solicit or take away any potential customer identified, selected or targeted by the Huntington with whom you have had contact or responsibility during your employment with the Huntington, or attempt to do so, for the sale of any product or service that competes with a product or service offered by Huntington.

      Notwithstanding the foregoing provisions of this paragraph, if your employment terminates as a result of a reduction-in-force or, within one year following a change-in-control (as defined in the Plan), your employment terminates voluntarily or due to a reduction-in-force, your obligation under this paragraph (a) will cease as of the date of your termination of employment.


                                                                       Exhibit B

                         NOTICE OF GRANT OF STOCK OPTION
                               AND GRANT AGREEMENT
                                       -2-

      Nothing contained in this paragraph (a) shall preclude you from accepting employment with a company, firm, or business that competes with the Huntington so long as your activities do not violate the provisions of subparagraph (a)(i) and (a)(ii) above or any of the provisions of paragraphs (b) and (c) below.

      (b) You agree that you will not directly or indirectly at any time during the Business Protection Period solicit or induce or attempt to solicit or induce any employee, consultant or independent contractor of the Huntington to terminate his or her employment, representation or other association with the Huntington.

      (c) You agree that you will keep in strict confidence, and will not, directly or indirectly, at any time during or after the Business Protection Period, disclose or use (except in the course of performing your duties of employment with the Huntington) any trade secrets or confidential business or technical information of the Huntington or its customers or vendors (the "Confidential Information"), without limitation as to when or how you may have acquired such information. The Confidential Information shall include the whole or any portion of any information or plans, financial information, or listing of names, addresses or telephone numbers, including without limitation, information relating to the Huntington's customers or prospective customers, the Huntington's customer list, contract information including terms, pricing and services provided, information received as a result of customer contacts, the Huntington's products and processing capabilities, methods of operation, business plans, financials or strategy, and agreements to which the Huntington may be a party. The Confidential Information shall not include information that is or becomes publicly available other than as a result of disclosure by you. You specifically acknowledge that the Confidential Information derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been put forth by the Huntington to maintain the secrecy of such information, that such information is the sole property of the Huntington and that any retention and use of such information during or after your employment with the Huntington (except in the course of performing your duties of employment with the Huntington) shall constitute a violation of this and a misappropriation of the Huntington's Confidential Information. You further agree that, at the time of termination of your employment you will return to the Huntington, in good condition, all property of the Huntington, including, without limitation, the Confidential Information. In the event that said items are not so returned, the Huntington shall have the right to charge you for all reasonable damages, costs, attorney's fees and other expenses incurred in searching for, taking, removing, and/or recovering such property. In the event that you are advised in writing by your legal counsel that you are required by subpoena or other legal process to disclose any of the Confidential Information, you shall promptly notify the Huntington of this situation and you shall promptly provide the Huntington with a copy of the written advice of legal counsel so that the Huntington may seek a protective order or other appropriate remedy. If a protective order or other appropriate remedy is not obtained in a reasonable period of time, you may furnish only that portion of the Confidential Information that you are advised by your legal counsel is legally required.

      (d) For purposes of paragraphs (a), (b), and (c) above, the term "the Huntington" includes Huntington Bancshares Incorporated and any of its direct or indirect subsidiaries, successors, and assigns. The agreements set forth in paragraph (a) supercede this agreement made in paragraph (a) of the prior Stock Option Grant Agreement between you and the Huntington, and paragraphs (a), (b),
(c), and this paragraph (d) shall survive any termination, expiration, or cancellation of the option grant evidenced by this Agreement. This Agreement shall be governed by the laws of the State of Ohio, without giving effect to any conflict of law provisions.

If you agree to the provisions and conditions included in this Agreement, you should sign, date and return one copy of this Agreement to Auralee Childs in the enclosed envelope and keep the other copy for your personal file. The option grant evidenced by this Agreement shall, at the discretion of the Committee, be forfeited if it is not signed and returned by June 26, 2000. If you have any questions regarding the administration of the Plan or the exercise of a stock option, please contact Auralee at (614) 480-3832.


/s/ Frank Wobst                                     May 24, 2000
------------------------------------                ------------
Frank Wobst                                         Date
Chairman and Chief Executive Officer


/s/ Ronald J. Seiffert                              May 26, 2000
------------------------------------                ------------
Ronald J. Seiffert                                  Date